                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               CIGNA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                                                        [CIGNA LOGO]

                                                         CIGNA Corporation
                                                         One Liberty Place
                                                         1650 Market Street
                                                         Philadelphia, PA
                                                         19192-1550
                                                         March 23, 2001

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

CIGNA and Intracorp 401(k) Participants:

The annual meeting of shareholders will be held on Wednesday, April 25, 2001 at 3:30 p.m. at The Conference Center at Villanova, in Radnor, Pennsylvania. Directions to The Conference Center at Villanova are on the back of the attached proxy statement.

At the meeting, we will ask the shareholders to:

1.  Elect three directors for terms expiring in April 2004; and

2. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001.

We plan a brief business meeting focused on these items, then we will attend to any other proper business that may arise.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ITEMS 1 AND 2. These proposals are described in the proxy statement. CIGNA's 2001 Proxy Statement and 2000 Annual Report to Shareholders are available on CIGNA Central by clicking on the CIGNA Financial button. If you do not have access to CIGNA Central, please contact CIGNA's Shareholder Services Department at 215-761-3516 for a copy of the Annual Report and Proxy Statement.

CIGNA shareholders of record at the close of business on February 28, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof. As investors in the CIGNA Stock Fund of your 401(k) plan, you are entitled to pass-through voting rights at the 2001 Annual Meeting based on the amount of money you had invested in the CIGNA Stock Fund on February 28, 2001. CIGNA encourages you to exercise your right to vote by any of the following means:

1. By returning the completed, signed and dated voting instructions card in the enclosed envelope;

2. By telephone at 1-877-779-8683 (or 1-201-536-8073 if outside the United States and Canada) or;

3.  Over the Internet at http://www.eproxyvote.com/ci

Your vote is important even if you only have a small investment in the CIGNA Stock Fund. Your vote must be received by 5:00 p.m. Eastern time on Friday, April 20, 2001.

Sincerely,

[/s/ H. EDWARD HANWAY]
H. EDWARD HANWAY
Chairman, President and Chief Executive Officer

By order of the Directors

[/s/ CAROL J. WARD]
CAROL J. WARD, Corporate Secretary

                                                        [CIGNA LOGO]

                                                         CIGNA Corporation
                                                         One Liberty Place
                                                         1650 Market Street
                                                         Philadelphia, PA
                                                         19192-1550
                                                         March 23, 2001

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

CIGNA Corporation Shareholders:

The annual meeting of shareholders will be held on Wednesday, April 25, 2001 at 3:30 p.m. at The Conference Center at Villanova, in Radnor, Pennsylvania. Directions to The Conference Center at Villanova are on the back of the attached proxy statement.

At the meeting, we will ask the shareholders to:

1.  Elect three directors for terms expiring in April 2004; and

2. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001.

We plan a brief business meeting focused on these items, then we will attend to any other proper business that may arise. We also will offer time for your questions and comments.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ITEMS 1 AND 2. These proposals are described in the proxy statement.

CIGNA shareholders of record at the close of business on February 28, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof. Your vote is important, even if you do not own many shares. We urge you to mark, date, sign and return the enclosed proxy/voting instruction card or, if you prefer, to vote by telephone or by using the Internet.

CIGNA will begin mailing the proxy statement, proxy/voting instruction card, and 2000 Annual Report to Shareholders on or about March 23, 2001.

Sincerely,

[/s/ H. EDWARD HANWAY]
H. EDWARD HANWAY
Chairman and Chief Executive Officer

By order of the Directors

[/s/ CAROL J. WARD]
CAROL J. WARD, Corporate Secretary

                               CIGNA CORPORATION
                               ONE LIBERTY PLACE
                               1650 MARKET STREET
                          PHILADELPHIA, PA 19192-1550

                                PROXY STATEMENT
                               TABLE OF CONTENTS

GENERAL INFORMATION ABOUT CIGNA'S ANNUAL MEETING............    2
PROPOSALS THAT REQUIRE A SHAREHOLDER VOTE...................    2
HOW TO VOTE.................................................    3
INFORMATION ABOUT ITEM 1: ELECTION OF DIRECTORS.............    5
   --   Management's nominees...............................    5
   --   Directors who will continue in office...............    6
   --   Stock held by directors and executive officers......    7
   --   Board of directors and committees...................    9
   --   Summary of committee responsibilities...............    9
   --   Non-employee director compensation..................   10
   --   Transactions with affiliates........................   11
INFORMATION ABOUT ITEM 2: RATIFICATION OF APPOINTMENT OF
  INDEPENDENT ACCOUNTANTS...................................   12
AUDIT FEES..................................................   12
AUDIT COMMITTEE REPORT......................................   13
OTHER MATTERS THAT MAY ARISE AT THE MEETING.................   13
VOTING REQUIREMENTS.........................................   14
EXECUTIVE COMPENSATION......................................   15
   --   Summary compensation table..........................   15
   --   Option grants table.................................   16
   --   Option exercises and value table....................   18
   --   Long-term incentive plan awards table...............   18
   --   Pension plan table..................................   19
   --   Termination of Employment...........................   20
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
  COMPENSATION..............................................   22
PERFORMANCE GRAPH...........................................   25
COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
  REQUIREMENTS..............................................   26
LARGEST SECURITY HOLDERS....................................   26
SOLICITATION EXPENSES.......................................   27
2002 ANNUAL MEETING.........................................   27
APPENDIX A -- AUDIT COMMITTEE CHARTER.......................  A-1

                GENERAL INFORMATION ABOUT CIGNA'S ANNUAL MEETING

WHEN AND WHERE IS THE ANNUAL MEETING?

The annual meeting will be held on Wednesday, April 25, 2001 at 3:30 p.m. at The Conference Center at Villanova located at 601 County Line Road, Radnor, Pennsylvania. Directions are on the back of the proxy statement.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Anyone who owns CIGNA common stock as of the close of business on February 28, 2001 is entitled to one vote per share owned. There were 151,556,613 shares of CIGNA common stock outstanding on that date.

WHO IS SEEKING AUTHORITY TO VOTE MY SHARES AND WHEN?

CIGNA's Board of Directors is soliciting your "proxy," or your authorization for our representatives to vote your shares. Your proxy will be effective for the April 25, 2001 meeting and at any adjournment (or continuation) of that meeting.

WHAT IF MY SHARES ARE NOT REGISTERED IN MY NAME?

If you own your shares in "street name," meaning that your broker is actually the record owner, you should receive proxy materials from your broker.

                   PROPOSALS THAT REQUIRE A SHAREHOLDER VOTE

Management is presenting two proposals for a shareholder vote.

                         ITEM 1.  ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT YOU VOTE FOR ROBERT H. CAMPBELL, CHARLES R. SHOEMATE, AND LOUIS W. SULLIVAN, M.D. TO BE DIRECTORS WITH TERMS EXPIRING APRIL 2004.

You can find information about these nominees, as well as information about CIGNA's board of directors and its committees, director compensation, and other related matters, beginning on page 5.

       ITEM 2.  RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE YEAR 2001.

You can find information about CIGNA's relationship with PricewaterhouseCoopers LLP beginning on page 12.

                                  HOW TO VOTE

THERE ARE FOUR WAYS THAT YOU CAN VOTE YOUR SHARES.

1. BY MAIL. Mark your voting instructions on, and sign and date, the proxy card and then return it in the postage-paid envelope provided. If you mail your proxy card, we must receive it before the polls close at the end of the meeting.

If we receive your signed proxy card, but you do not give voting instructions, our representatives will vote your shares FOR Items 1 and 2. If any other matters arise during the meeting that require a vote, the representatives will exercise their discretion.

2. BY TELEPHONE. If you are in the United States or Canada, call 1-877-779-8683, which is a toll-free number. If you are outside of the United States or Canada, call 1-201-536-8073. The telephone voting system is available 24 hours a day until 5:00 p.m. on April 24, 2001.

In order to vote by telephone, you need the control number on your proxy card. Each shareholder has a unique control number so that we can ensure that all voting instructions are genuine and prevent duplicate voting.

Once you are into the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions. If you use the telephone voting system, you do not need to return your proxy card.

3. OVER THE INTERNET. The Web site for voting is at http://www.eproxyvote.com/ci.

In order to vote on the Internet, you need the control number on your proxy card. Each shareholder has a unique control number so that we can ensure that all voting instructions are genuine and prevent duplicate voting. The Internet voting system is available 24 hours a day until 5:00 p.m. on April 24, 2001.

Once you are into the Internet voting system, you can record and confirm (or change) your voting instructions. If you use the Internet voting system, you do not need to return your proxy card.

4. IN PERSON. Attend the annual meeting, or send a personal representative with an appropriate proxy, in order to vote.

REQUIREMENTS FOR CONFIDENTIAL VOTING. If you want your vote to be confidential, you must indicate that when you submit your proxy. If you choose confidential voting, your votes can only be revealed to CIGNA in limited circumstances, such as to meet a legal requirement or in contested board elections.

HOW TO REVOKE YOUR PROXY OR CHANGE YOUR VOTING INSTRUCTIONS

There are four ways that you can revoke your proxy or change your voting instructions.

1. WRITE TO THE CORPORATE SECRETARY, CAROL J. WARD, AT THE ADDRESS IN THE MEETING NOTICE ON THE COVER OF THIS PROXY STATEMENT. Your letter should contain the name in which your shares are registered, your control number, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. She must receive your letter before the annual meeting begins.

2. SUBMIT A NEW PROXY CARD BEARING A LATER DATE THAN THE ONE YOU WISH TO REVOKE. We must receive your new proxy card before the annual meeting begins.

3. ENTER NEW INSTRUCTIONS ON EITHER THE TELEPHONE OR INTERNET VOTING SYSTEM BEFORE 5:00 p.m. on April 24, 2001.

4. ATTEND THE ANNUAL MEETING AND VOTE IN PERSON (OR BY PERSONAL REPRESENTATIVE WITH AN APPROPRIATE PROXY).

WHAT TO DO IF YOU HAVE MONEY IN THE CIGNA STOCK FUND OF YOUR 401(k) PLAN

If you have money in the CIGNA Stock Fund of the CIGNA 401(k) Plan or the Intracorp 401(k) Profit Sharing Plan, you do not actually own shares of CIGNA stock. The plan trustees do. Under the plans, however, you do have "pass-through voting rights" based on your interest -- the amount of money you have invested -- in the CIGNA Stock Fund.

You may exercise pass-through voting rights in almost the same way that shareholders may vote their shares, but you have an earlier deadline. If your voting instructions are received by 5:00 P.M. EASTERN TIME ON APRIL 20, 2001, the trustee will submit a proxy that reflects your instructions. If you do not give voting instructions (or give them late), the trustees will vote your interest in the CIGNA Stock Fund as instructed by a CIGNA management advisory committee.

You may send your instructions to your plan trustee by using the mail (proxy/voting instruction card), telephone or Internet methods described on page
3. You may NOT vote in person at the annual meeting.

Your voting instructions will be kept confidential under the terms of the plans.

                           INFORMATION ABOUT ITEM 1:
                             ELECTION OF DIRECTORS

The board nominated three of CIGNA's ten incumbent directors to stand for reelection at the annual meeting for terms ending April 2004. All nominees have consented to serve, and the board does not know of any reason why any would be unable to serve. If a nominee becomes unavailable or unable to serve before the annual meeting, the board can either reduce its size or designate a substitute nominee. If the board designates a substitute, proxies that would have been cast for the original nominee will be cast for the substitute nominee.

MANAGEMENT'S NOMINEES FOR TERMS TO EXPIRE IN APRIL 2004.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THESE NOMINEES.

All of the nominees are current members of the board whose terms expire this year.

  NAME, AGE, AND YEAR FIRST
  ELECTED TO THE BOARD                        BUSINESS BACKGROUND

  Robert H. Campbell, 63                      --   Chairman from 1992 and Chief Executive Officer
  Director since 1992                         from 1991 until July 2000 of Sunoco, Inc. (domestic
                                                   refiner and marketer of petroleum products).
                                                   President of Sunoco, Inc. from 1991 until 1996.

                                              --   Director of Hershey Foods, Inc.

  Charles R. Shoemate, 61                     --   Chairman, President, and Chief Executive
  Director since 1991                         Officer from 1990 until October 2000 of Bestfoods
                                                   (consumer food company).

                                              --   Director of International Paper Company and
                                              Texaco Inc.

  Louis W. Sullivan, M.D., 67                 --   President, Morehouse School of Medicine
  Director since 1993                         (educational institution) since 1981, except from
                                                   1989 until 1993, when he served as the U.S.
                                                   Secretary of Health and Human Services.

                                              --   Director of Bristol-Myers Squibb Company,
                                              Equifax Inc., Georgia Pacific Corporation, Household
                                                   International, Inc., Minnesota Mining &
                                                   Manufacturing Co. and BioSante Pharmaceuticals,
                                                   Inc.

DIRECTORS WHO WILL CONTINUE IN OFFICE.

  NAME, AGE, AND YEAR                                                              CURRENT TERM
  FIRST ELECTED TO THE BOARD          BUSINESS BACKGROUND                          EXPIRES IN:

  Alfred C. DeCrane, Jr., 69          --   Chairman of the Board (from 1987        Retires 2002
  Director since 1980                 until 1996), and Chief Executive Officer
                                           (from 1993 until 1996) of Texaco
                                           Inc. (integrated oil, gas and
                                           chemical manufacturer). Also served
                                           as director (from 1977 until 1996).

                                      --   Director of Corn Products
                                      International, Inc., Harris Corporation
                                           and U.S. Global Leaders Growth Fund,
                                           Ltd.

  H. Edward Hanway, 49                --   Chairman of the Board of CIGNA          April 2003
  Director since 1999                 Corporation since December 2000. Chief
                                           Executive Officer since January
                                           2000. President since January 1999
                                           and Chief Operating Officer from
                                           January 1999 until January 2000.

                                      --   President of CIGNA HealthCare from
                                           1996 until 1999.

                                      --   President of CIGNA International
                                      from 1989 until 1996.

                                      --   Associated with CIGNA since 1978.

  Peter N. Larson, 61                 --   Chairman and Chief Executive Officer    April 2002
  Director since 1997                      from 1995 until June 2000 of
                                           Brunswick Corporation (a producer of
                                           recreational consumer products)

                                      --   Executive Officer and director of
                                      Johnson & Johnson (a health care product
                                           maker) from 1991 until 1995.

                                      --   Director of COMPAQ Computer Corpora-
                                           tion, Click Commerce, Inc. and Juri
                                           Search, Corp.

  Joseph Neubauer, 59                 --   Chairman and Chief Executive Officer    April 2002
  Director since 1998                 of ARAMARK Corporation (a service man-
                                           agement company) since 1984.

                                      --   Director of Verizon Communications
                                      Inc., Federated Department Stores, Inc.,
                                           and First Union Corporation.

  Harold A. Wagner, 65                --   Chairman and Chief Executive Officer    April 2003
  Director since 1997                      from 1992 until November 2000 of Air
                                           Products and Chemicals, Inc.
                                           (supplier of industrial gases and
                                           related equipment and selected
                                           chemicals). President of Air Prod-
                                           ucts and Chemicals, Inc. from 1992
                                           until 1998.

                                      --   Director of Daido-Hoxan, Inc.,
                                      United Technologies Corporation, PACCAR,
                                           Inc. and nominee to Agere Systems,
                                           Inc.

  NAME, AGE, AND YEAR                                                              CURRENT TERM
  FIRST ELECTED TO THE BOARD          BUSINESS BACKGROUND                          EXPIRES IN:

  Carol Cox Wait, 58                  --   Director, President, and Chief          April 2002
  Director since 1995                 Executive Officer, Committee for a
                                           Responsible Federal Budget (a
                                           bipartisan, educational, non-profit
                                           organization) since 1981.

                                      --   President of Carol Cox and
                                      Associates (a consulting firm) since
                                           1984.

  Marilyn Ware, 57                    --   Director (since 1982) and Chairman      April 2002
  Director since 1993                 (since 1988) of American Water Works Com-
                                           pany, Inc. (a water utility holding
                                           company).

                                      --   Chief Executive Officer of The Ware
                                      Family Offices, and Manager of AMWorks,
                                           LLC.

                                      --   Director of Ikon Office Solutions,
                                           Inc.

STOCK HELD BY DIRECTORS AND EXECUTIVE OFFICERS AS OF JANUARY 31, 2001

The following table shows:

 -- how much CIGNA common stock each director, nominee, the Chief Executive Officer, and the three other most highly compensated executive officers own, either directly or "beneficially". The fourth, Wilson H. Taylor, retired December 27, 2000. The table does not include his CIGNA common stock.

 -- how much CIGNA common stock the directors, nominees, and executive officers own as a group, either directly or "beneficially"; and

 -- the number of "common stock equivalents" that non-employee directors and executive officers have accumulated under deferred compensation arrangements.

       The "beneficial owner" of a security is the person that exercises voting or investment power over the security, even if someone else is the record owner.

       "Common stock equivalents" track the economic performance of common stock but do not carry voting rights.

  -------------------------------------------------------------------------------------------------------------------------
                                                            SHARES THAT CAN       HOLDINGS IN
                                                            BE ACQUIRED           CIGNA
                                                            WITHIN 60 DAYS OF     STOCK
                            WHOLLY-OWNED     RESTRICTED     JANUARY 31, 2001      FUNDS OF        COMMON
                            COMMON           COMMON         BY EXERCISING         401(K)          STOCK
  NAME                      STOCK            STOCK          STOCK OPTIONS         PLANS           EQUIVALENTS       TOTAL
  -------------------------------------------------------------------------------------------------------------------------
  Directors
  -------------------------------------------------------------------------------------------------------------------------
  Robert P. Bauman              5,133           4,500                 -0-             -0-             21,792         31,425
  -------------------------------------------------------------------------------------------------------------------------
  Robert H. Campbell            1,034           4,500                 -0-             -0-              7,718         13,252
  -------------------------------------------------------------------------------------------------------------------------
  Alfred C. DeCrane, Jr.        3,754           4,500                 -0-             -0-             18,871         27,125
  -------------------------------------------------------------------------------------------------------------------------
  H. Edward Hanway             89,526           7,500             353,709              99            141,987        592,821
  -------------------------------------------------------------------------------------------------------------------------
  Peter N. Larson               1,000           4,500                 -0-             -0-              3,363          8,863
  -------------------------------------------------------------------------------------------------------------------------
  Joseph Neubauer               3,091           4,500                 -0-             -0-              2,352          9,943
  -------------------------------------------------------------------------------------------------------------------------
  Charles R. Shoemate           6,879           4,500                 -0-             -0-              4,611         15,990
  -------------------------------------------------------------------------------------------------------------------------
  Louis W. Sullivan, M.D.       2,147           4,500                 -0-             -0-              4,883         11,530
  -------------------------------------------------------------------------------------------------------------------------
  Harold A. Wagner              3,503           4,500                 -0-             -0-              2,606         10,609
  -------------------------------------------------------------------------------------------------------------------------
  Carol Cox Wait                  455           4,500                 -0-             -0-              4,008          8,963
  -------------------------------------------------------------------------------------------------------------------------
  Marilyn Ware                  2,409           4,500                 -0-             -0-              2,897          9,806
  -------------------------------------------------------------------------------------------------------------------------
  Named Executive Officers
  -------------------------------------------------------------------------------------------------------------------------
  James G. Stewart             83,394           5,000             408,190              96            355,378        852,058
  -------------------------------------------------------------------------------------------------------------------------
  William M. Pastore           57,757             -0-              74,477              95              9,972        142,301
  -------------------------------------------------------------------------------------------------------------------------
  Thomas C. Jones              24,491             -0-             101,663              95             96,248        222,497
  -------------------------------------------------------------------------------------------------------------------------
  All directors, nominees
  and executive officers
  as a group including
  those named above (18
  persons)                    388,679          63,420           1,288,658           3,115          1,042,546      2,786,418
  -------------------------------------------------------------------------------------------------------------------------

Additional information about stock held by directors and executive officers.

 -- No director or executive officer beneficially owns more than 1% of CIGNA's outstanding common stock. Directors, nominees, and executive officers as a group beneficially own 1.15% of the outstanding common stock. These beneficial ownership percentages have been calculated exclusive of common stock equivalents and based on 152,127,215 shares of common stock outstanding on January 31, 2001.

 -- On January 31, 2001, the CIGNA Pension Plan held 292,500 shares, or approximately 0.19% of the outstanding common stock. A CIGNA management advisory committee determines how these shares will be voted.

 -- On January 31, 2001, the CIGNA Stock Funds of CIGNA's two 401(k) plans for employees held a total of 3,607,402 shares, or approximately 2.37% of the outstanding common stock. A CIGNA management advisory committee determines how these shares will be voted only to the extent those plans' individual participants do not give voting instructions.

 --   All executive officers participate in the CIGNA Stock Funds.

 -- The directors and executive officers control the voting and investment of all shares of common stock they own beneficially, except as described elsewhere. This number includes shares of common stock that they have the option to buy within 60 days of January 31, 2001 and shares of restricted common stock.

BOARD OF DIRECTORS AND COMMITTEES

The full board held six meetings during 2000. The board has five committees:
Audit, Corporate Governance, Executive, Finance, and People Resources. The following table shows the members of each committee and how many meetings were held during 2000. Each director attended at least 75% of the meetings of the Board and of his or her assigned committees.

               CURRENT COMMITTEE MEMBERSHIP AND MEETINGS HELD DURING 2000
 --------------------------------------------------------------------------------------
                                          CORPORATE                         PEOPLE
 NAME                             AUDIT*  GOVERNANCE*  EXECUTIVE  FINANCE*  RESOURCES*
 --------------------------------------------------------------------------------------
 R. P. Bauman                       M          C
 --------------------------------------------------------------------------------------
 R. H. Campbell                     C                      M         M
 --------------------------------------------------------------------------------------
 A. C. DeCrane, Jr.                 M                      M         M
 --------------------------------------------------------------------------------------
 H. E. Hanway                                              C
 --------------------------------------------------------------------------------------
 P. N. Larson                       M          M
 --------------------------------------------------------------------------------------
 J. Neubauer                        M                                M
 --------------------------------------------------------------------------------------
 C. R. Shoemate                                            M         C           M
 --------------------------------------------------------------------------------------
 L. W. Sullivan, M.D.                          M                                 C
 --------------------------------------------------------------------------------------
 H. A. Wagner                                                        M           M
 --------------------------------------------------------------------------------------
 C. C. Wait                                    M                                 M
 --------------------------------------------------------------------------------------
 M. Ware                                       M                                 M
 --------------------------------------------------------------------------------------
 # of 2000 meetings                 4          3           0         3           4

C = Chair       M = Member      * = Chair and Members are non-employee directors

SUMMARY OF COMMITTEE RESPONSIBILITIES

Executive Committee

The Executive Committee is authorized to exercise the board's authority in managing CIGNA's business between regular board meetings.

Audit Committee (A copy of the Audit Committee's charter is included in this proxy statement as Appendix A.)

 -- Reviewing and reporting to the board on whether CIGNA's accounting policies are appropriate, internal controls are adequate, and the financial information we report to the public is reliable.

 --   Reviewing and approving audit plans.

 --   Reviewing CIGNA's Annual Report on Form 10-K.

 -- Reviewing and advising the board concerning the work of the internal auditors and independent accountants.

 -- Reviewing, monitoring, and advising the board about CIGNA's compliance with laws and regulations, any material regulatory examinations, and any material illegal acts or contingencies.

 --   Recommending the independent accountants for appointment by the board.

Corporate Governance Committee

 -- Reviewing, advising, and reporting to the board on the structure, organization, compensation, performance and effectiveness of the board.

 --   Advising the board about procedures governing the election of directors.

 -- Considering and generating suggestions for board membership. Shareholder suggestions should be submitted to the Corporate Secretary by October 1, 2001.

 -- Overseeing CIGNA's positions and policies regarding shareholder relations and political and charitable contributions.

Finance Committee

 -- Reviewing, advising, and reporting to the board on the management of CIGNA's financial resources and invested assets, the annual capital plan, shareholder dividends, and capital position.

 -- Implementing proposed capital commitments in amounts established by the board.

 -- Reviewing investment policies, strategies, and guidelines for CIGNA and its individual subsidiaries and affiliates.

People Resources Committee

 -- Reviewing and reporting to the board on the management of CIGNA's human resources, including personnel policies and policy controls, people development including diversity programs, and employee compensation and benefits.

 -- Reviewing and approving, subject to board ratification, executive compensation plans (including targets and payouts), any compensation plan that involves the issuance of stock, and (if required by law) adoption of and changes to qualified benefit plans.

 -- Setting the Chief Executive Officer's compensation (subject to board ratification), approving the compensation of other senior executives, and making stock-related awards.

 --   Reviewing succession plans for principal executive officers.

NON-EMPLOYEE DIRECTOR COMPENSATION

The compensation package for non-employee directors has several components.

Annual retainer.  Each director receives $40,000.

Committee member retainer. Each director receives $2,500 annually for each committee membership. We do not pay this retainer to committee chairs or to members of the Executive Committee.

Committee chair retainer. Each committee chair other than the chair of the Executive Committee receives $7,500.

Attendance fee. Directors receive $1,750 for each board and committee meeting attended.

Directors have several payment options for their compensation. At least $20,000 of the annual retainer must be paid in shares of CIGNA common stock or stock equivalents. Directors can elect to receive more (or all) of their remaining cash compensation in:

 --   common stock;

 --   common stock equivalents; or

 -- deferred cash compensation credited at the same rates of return earned on employee participant contributions to certain funds offered by CIGNA's 401(k) plans.

Hypothetical dividends paid on stock equivalents can be reinvested in equivalents or invested in the hypothetical investments available for deferred cash compensation.

Annual Credit. Each director is entitled to an annual credit of $30,000 to a Restricted Deferred Compensation Account under the Deferred Compensation Plan for Directors of CIGNA Corporation. This amount is credited in restricted stock equivalents, and is payable when a director dies or retires from the board.

When CIGNA instituted the Annual Credit, we froze the existing Retirement and Consulting Plan for Directors of CIGNA Corporation. That plan offered annual payments equal to the annual retainer when a director retired so long as the director did not compete with CIGNA and remained available for consultation. A director who retired at the mandatory age of 70 would receive payments until death. A director who retired after age 65 but before the age of 70 would receive payments for a period equal to the number of months served as a director or, in some cases, could elect a single discounted lump sum payment.

Directors who had vested rights under the frozen plan as of December 31, 1996 were given the option to continue to accrue benefits under that plan or start participating in the new Deferred Compensation Plan with a credit equal to the amount of their accrued benefits. Mr. DeCrane elected to continue accruing benefits under the frozen plan. In April 2000, Mr. DeCrane received a credit of $19,000 of deferred restricted equivalents under the Deferred Compensation Plan so that his compensation would be consistent with that of other directors.

Restricted stock. Any non-employee director who was not an officer or employee of CIGNA or any of its subsidiaries in the preceding ten years is entitled to a one-time grant of 4,500 shares of common stock under the Restricted Stock Plan for Non-Employee Directors of CIGNA Corporation. A director who receives them can collect dividends and vote the shares, but cannot transfer them until the later of:

 --   six months from the date of grant; or

 -- end of service due to death, disability, a change of control, retirement at or after age 70, or with the consent of a majority of the other members of the board.

Shares are forfeited if a director's service ends for any other reason.

Travel accident coverage.  Each director is entitled to $204,000 of coverage.

Financial planning. Each director can use the financial planning services available to CIGNA executives.

Insurance. Each director may purchase or participate in life insurance, medical/dental care programs, property/casualty personal lines insurance programs, and matching gift programs on the same terms and conditions available to CIGNA employees. One director who elected to do so participates in a life insurance program available to employees of Connecticut General Corporation before CIGNA was formed.

TRANSACTIONS WITH AFFILIATES

CIGNA companies engaged in many transactions with companies (or their subsidiaries) of which CIGNA directors were executive officers or 10% shareholders during 2000. These transactions included:

 -- providing insurance coverages, health care services, pension contracts, and related products and services to these entities;
 --   purchasing products and services from these entities;
 -- acquiring, disposing of, or holding debt or equity issued by these entities; and
 --   relying on the credit of these entities.

Various CIGNA directors and executive officers purchased insurance products marketed by CIGNA companies.

During 2000, various CIGNA companies engaged in transactions with companies that beneficially own more than 5% of CIGNA's outstanding common stock listed on page
26. These transactions included, for FMR Corporation, insurance coverage, investment management services and the purchase of FMR debt instruments and, for Putnam, investment management services.

Management believes that these transactions were in the ordinary course of business and on terms as favorable as CIGNA would have received from unaffiliated persons or organizations. Transactions, service arrangements, and relationships similar to those described will likely occur in varying amounts during 2001.

                           INFORMATION ABOUT ITEM 2:
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee recommended, and the board approved, the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001. The board wants shareholders to ratify this appointment even though ratification is not legally necessary. If shareholders do not ratify this appointment, the board will reconsider it.

PricewaterhouseCoopers LLP has served as independent accountants for CIGNA and its subsidiaries since 1983, and performed the same role for Connecticut General Corporation and its subsidiaries since 1967. A representative from PricewaterhouseCoopers LLP will attend the annual meeting, may make a statement, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

ADDITIONAL INFORMATION ABOUT PRICEWATERHOUSECOOPERS LLP

Audit Fees

Fees for professional services for PricewaterhouseCoopers LLP's audit of 2000 annual financial statements and reviews of quarterly financial statements were approximately $5.4 million.

Financial Information Systems Design and Implementation Fees

Fees for professional services rendered by PricewaterhouseCoopers LLP during 2000 for information technology services related to financial information system design and implementation were approximately $100,000.

All Other Fees

Other fees for professional services rendered by PricewaterhouseCoopers LLP during 2000 were approximately $5.6 million for audit-related services and approximately $4.7 million for non-audit related services.

                             AUDIT COMMITTEE REPORT

This Audit Committee Report (except for the information in the fourth bullet point) is provided only for the purpose of this proxy statement. This Report shall not be incorporated, in whole or in part, in any other CIGNA filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is included in this proxy statement as Appendix A. A summary description of the duties and powers of the Audit Committee is set forth at page 9 of this proxy statement.

All of the members of the Audit Committee are independent (as defined in the listing standards of the New York Stock Exchange).

Before CIGNA filed its Annual Report on Form 10-K for the year ended December 31, 2000 with the Securities and Exchange Commission, the Audit Committee:

 -- Reviewed and discussed with company management the audited financial statements included in the Form 10-K.

 -- Discussed with PricewaterhouseCoopers LLP, CIGNA's independent accountants, matters related to the conduct of their audit that are required to be communicated by auditors to audit committees by Statement on Auditing Standards No. 61, as amended.

 -- Received the communications from PricewaterhouseCoopers LLP required by Standard No. 1 of the Independence Standards Board to disclose all relationships that in the auditor's professional judgment may reasonably be thought to bear on their independence and to confirm their independence. Based on these communications, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence from CIGNA.

 -- Reviewed and considered the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with maintaining the auditor's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in CIGNA's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
          Robert H. Campbell, Chairman
          Robert P. Bauman
          Alfred C. DeCrane, Jr.
          Peter N. Larson
          Joseph Neubauer

                  OTHER MATTERS THAT MAY ARISE AT THE MEETING

We do not know of any other matters that will come before the shareholders during the annual meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The Chairman of the meeting may refuse to allow presentation of a proposal or a nominee for the board if the proposal or nomination was not properly submitted. The requirements for submitting proposals and nominations for this year's meeting were the same as those described on page 27 for next year's meeting.

                              VOTING REQUIREMENTS

In order to transact business at an annual meeting, we must have a "quorum," or the presence of a prescribed number of voting shares. For this meeting, we need the holders of two-fifths of the issued and outstanding shares entitled to vote to either be represented by proxy or attend.

Assuming we attain a quorum, the three nominees who receive a plurality (the greatest number) of votes cast on Item 1 will be elected as directors. We need the affirmative vote of a majority of the shareholders present in person at the meeting or represented by proxy to ratify the appointment of independent accountants.

If you attend the meeting or submit your proxy but abstain from voting, your shares will count towards a quorum. Abstentions will not affect the outcome of the election of directors, but they will be treated as negative votes on the ratification of appointment of independent accountants.

Many CIGNA shareholders own their shares in "street name," which means that brokers are actually the record owners entitled to vote the shares. There are certain instances in which the New York Stock Exchange prohibits brokers from voting shares held for customers without specific voting instructions. When a broker does not have voting instructions and withholds its vote on one of these matters, it is called a "broker non-vote." Broker non-votes count toward a quorum, but otherwise do not affect the outcome of any proposal. Brokers will have discretionary authority to vote on Items 1 and 2 described in this proxy statement, which means that your broker can vote your street name shares even if you do not give specific voting instructions.

                             EXECUTIVE COMPENSATION

What follows is information about how CIGNA compensates its Chief Executive Officer and each of the four most highly compensated executive officers other than the CEO at the end of 2000. Together these five individuals are called the "named executive officers."

                           SUMMARY COMPENSATION TABLE

This table shows the various forms of compensation awarded to each of the named executive officers in the past three years. Other tables in this proxy statement, such as the options grants table on page 16 and the long-term incentive plan awards table on page 18, provide more detail about specific types of compensation.

                                                                                  LONG-TERM COMPENSATION
                                                                            -----------------------------------
                                             ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                     ------------------------------------   -----------------------    -------
            (a)               (b)       (c)         (d)          (e)           (f)          (g)                      (i)
                                                                OTHER       RESTRICTED   SECURITIES      (h)      ALL OTHER
                                                                ANNUAL        STOCK      UNDERLYING     LTIP       COMPEN-
                                      SALARY       BONUS     COMPENSATION    AWARD(S)     OPTIONS      PAYOUTS     SATION
NAME AND PRINCIPAL POSITION   YEAR      ($)       ($)(1)         ($)          ($)(2)        (#)        ($)(3)      ($)(4)
---------------------------   ----    ------      ------     ------------   ----------   ----------    -------    ---------
H. Edward Hanway............  2000     896,200   4,375,000         -0-            -0-     284,526            --    152,500
  Chairman and                1999     711,500   2,500,000         -0-        562,500     228,612     2,400,000     82,815
  Chief Executive Officer     1998     536,500     900,000         -0-            -0-     125,591     1,400,000     58,600
Wilson H. Taylor............  2000   1,213,800   3,500,000         -0-            -0-     567,976            --    296,000
  Retired Chairman*           1999   1,173,100   4,000,000      26,500      2,062,500     600,539     2,933,000    260,487
                              1998   1,069,000   3,800,000         -0-            -0-     440,310     2,800,000    118,909
James G. Stewart............  2000     671,900     900,000         -0-            -0-     187,935            --     74,900
  Executive Vice President    1999     636,500     975,000       3,500        375,000     230,908     1,867,000     72,496
  and Chief Financial
    Officer                   1998     590,600     875,000         -0-            -0-     204,123     1,400,000     60,898
Thomas C. Jones.............  2000     536,500     990,000         -0-            -0-     103,982            --     54,700
  President, CIGNA            1999          --          --          --             --          --            --         --
  Retirement                  1998          --          --          --             --          --            --         --
  and Investment Services
William M. Pastore..........  2000     504,800     975,000         -0-            -0-     118,791            --     58,300
  President, CIGNA            1999     435,300     725,000       5,800            -0-      68,367       933,000     44,284
  HealthCare                  1998          --          --          --             --          --            --         --

------------------------
*  Mr. Taylor retired December 27, 2000.

(1) Mr. Hanway's bonus award consisted of cash and shares of CIGNA common stock. The fair market value of these shares on the date of grant was $1,375,000.

(2) Messrs. Hanway, Taylor and Stewart held the following aggregate shares of restricted stock, with the following values, at December 31, 2000: Mr. Hanway, 7,500 shares valued at $992,250; Mr. Taylor, 27,500 shares at $3,638,250 and Mr. Stewart, 5,000 shares at $661,500. Mr. Taylor's shares will vest June 30, 2001. CIGNA pays dividends on restricted stock.

(3) Long-term compensation for the three-year period ending December 31, 1999 was paid in cash in May, 2000. Long-term compensation for the three-year period ending December 31, 2000 will be paid in May, 2001. We explain the long-term incentive plan on page 18.

(4)  The amounts shown in column (i) include:

   -- CIGNA's contributions under its regular and supplemental 401(k) plans in the following amounts for 2000: Mr. Hanway, $139,100; Mr. Taylor, $269,700; Mr. Stewart, $67,400; Mr. Jones, $45,400; and Mr. Pastore,
        $50,300.

   -- The value of benefits under CIGNA's Financial Services Program (covering financial planning, tax preparation, and legal services related to financial and estate planning), which, for 2000, were as follows: Mr. Hanway, $13,400; Mr. Taylor, $26,300; Mr. Stewart, $7,500; Mr. Jones, $9,300; and Mr. Pastore, $8,000.

                           OPTION GRANTS IN FISCAL YEAR 2000

The following table provides additional information about the stock options granted in 2000 to the named executive officers. Those stock options are shown in column (g) of the summary compensation table on page 15. CIGNA did not grant stock appreciation rights in 2000.

                                                                                                      GRANT
                                      INDIVIDUAL GRANTS                                            DATE VALUE
---------------------------------------------------------------------------------------------      ----------
(a)                                                     (c)            (d)            (e)              (f)
                                        (b)             % OF
                                     NUMBER OF         TOTAL
                                     SECURITIES       OPTIONS        EXERCISE
                                     UNDERLYING      GRANTED TO      OR BASE                       GRANT DATE
                                      OPTIONS        EMPLOYEES        PRICE        EXPIRATION        PRESENT
NAME                                 GRANTED(#)       IN 2000         ($/SH)          DATE         VALUE($)(1)
----                                 ----------      ----------      --------      ----------      -----------
H. Edward Hanway
  New options(2)                      162,500           3.32          75.4375       02/23/10        2,632,717
  Replacement options(3)               89,526           1.83          87.4063             --(4)     1,786,792
  Replacement options                   7,500           0.15          97.6875             --(5)       167,295
  Replacement options                  25,000           0.51         130.2750             --(6)       743,675
Wilson H. Taylor
  New options                         156,250           3.20          75.4375       02/23/10        2,531,459
  Replacement options                  83,056           1.70          73.2813             --(7)     1,389,780
  Replacement options                  44,163           0.90          77.7500             --(8)       784,045
  Replacement options                  69,144           1.41          84.8750       10/20/07        1,340,035
  Replacement options                  27,500           0.56         100.5625             --(9)       631,467
  Replacement options                  83,056           1.70          95.2500             --(10)    1,806,417
  Replacement options                  35,663           0.73         122.8750       10/20/07        1,000,607
  Replacement options                  69,144           1.41         129.1250             --(11)    2,038,670
James G. Stewart
  New options                          60,000           1.23          75.4375       02/23/10          972,080
  Replacement options                  39,541           0.81          70.9688             --(12)      640,763
  Replacement options                  43,853           0.90         101.1875             --(13)    1,013,230
  Replacement options                   5,000           0.10         100.5625       02/26/07          114,812
  Replacement options                  39,541           0.81          94.9688             --(14)      857,454
Thomas C. Jones
  New options                          55,000           1.12          75.4375       02/23/10          891,073
  Replacement options                  24,491           0.50          81.2500             --(15)      454,372
  Replacement options                  24,491           0.50         127.4200             --(16)      712,568
William M. Pastore
  New options                          47,000           0.96          75.4375       02/23/10          761,463
  Replacement options                  19,735           0.40          63.9375             --(17)      288,121
  Replacement options                  14,451           0.30          84.0000             --(18)      277,178
  Replacement options                  20,700           0.42         126.5000             --(19)      597,920
  Replacement options                  16,905           0.35         129.6000             --(20)      500,267

------------------------
(1) We used the Black-Scholes option pricing model, adapted for use in valuing employee stock options, to calculate these amounts. Our calculation required several assumptions: an option life of three years, a dividend yield of 1.47%, a price volatility of CIGNA common stock of 26.19%, and an annualized risk-free interest rate of 6.31%. The calculation also reflects a 4.0% discount per year for risk of forfeiture over the option vesting schedules. The actual value, if any, an executive may realize on options will depend on the excess of the stock price on the date the option is exercised over the exercise price. Executives will not necessarily realize the estimated value that the Black-Scholes model generates. CIGNA believes that no model can accurately predict the future price of CIGNA common stock or assign an accurate present value to stock options.

(2) New options become exercisable over a three-year period, with one-third becoming exercisable no earlier than the first anniversary of their grant date. New options have a replacement feature, which is described below in Note 3. Options granted in 1995 or later, and gains realized upon exercise of those options for certain periods, may be forfeited by the named executive officers if, following termination of employment with CIGNA, they engage in activities harmful to or in competition with CIGNA.

(3) In order to encourage executives to increase their share ownership, CIGNA grants one "replacement option" for each share of CIGNA stock that an executive uses to pay the exercise price of stock options. Replacement options become exercisable six months after their grant date, and terminate on the expiration date of the option that they replace. The exercise price of a replacement option is equal to the fair market value of CIGNA common stock on the grant date. All replacement options granted in 2000 have a replacement feature. Because replacement options replace shares that are used to buy new shares, replacement options maintain, but do not increase, the executive's total ownership of CIGNA shares and options.

(4) This replacement option grant includes 2,689 options expiring July 27, 2004; 22,003 options expiring February 28, 2006; 17,812 options expiring February 26, 2007; 14,293 options expiring February 25, 2008; and 32,729 options expiring February 24, 2009.

(5) This replacement option grant includes 7,417 options expiring February 25, 2008; and 83 options expiring February 24, 2009.

(6) This replacement option grant includes 1,270 options expiring February 24, 2003; 2,583 options expiring February 23, 2004; 15,290 options expiring July 27, 2004; and 5,857 options expiring February 22, 2005.

(7) This replacement option grant includes 16,262 options expiring February 28, 2006; 31,868 options expiring February 26, 2007; and 34,926 options expiring February 25, 2008.

(8) This replacement option grant includes 14,127 options expiring February 28, 2006; and 30,036 options expiring February 26, 2007.

(9) This replacement option grant includes 2,793 options expiring February 28, 2006; and 24,707 options expiring October 20, 2007.

(10) This replacement option grant includes 31,667 options expiring February 28, 2006; 24,518 options expiring February 26, 2007; and 26,871 options expiring February 25, 2008.

(11) This replacement option grant includes 20,304 options expiring February 28, 2006; 18,086 options expiring February 26, 2007; and 30,754 options expiring October 20, 2007.

(12) This replacement option grant includes 21,938 options expiring February 26, 2007; and 17,603 options expiring February 25, 2008.

(13) This replacement option grant includes 24,367 options expiring July 27, 2004; 15,861 options expiring February 28, 2006; and 3,625 options expiring February 26, 2007.

(14) This replacement option grant includes 7,963 options expiring February 28, 2006; 18,423 options expiring February 26, 2007; and 13,155 options expiring February 25, 2008.

(15) This replacement option grant includes 10,119 options expiring July 27, 2004; and 14,372 options expiring February 26, 2007.

(16) This replacement option grant includes 8,281 options expiring July 27, 2004; 3,297 options expiring February 22, 2005; and 12,913 options expiring February 25, 2008.

(17) This replacement option grant includes 7,844 options expiring February 28, 2006; 2,870 options expiring July 19, 2006; and 9,021 options expiring February 26, 2007.

(18) This replacement option grant includes 6,867 options expiring February 26, 2007; and 7,584 options expiring February 25, 2008.

(19) This replacement option grant includes 6,952 options expiring December 22, 2005; 6,896 options expiring February 28, 2006; 1,451 options expiring July 19, 2006; 4,560 options expiring February 26, 2007; and 841 options expiring February 25, 2008.

(20) This replacement option grant includes 9,513 options expiring December 22, 2005; 4,560 options expiring February 28, 2006; and 2,832 options expiring July 19, 2006.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2000 AND
                       2000 FISCAL YEAR-END OPTION VALUES

This table provides information about options exercised by the named executive officers during 2000, and about the unexercised stock options they held at the end of 2000. The named executive officers did not exercise or hold any stock appreciation rights during 2000.

            (a)                 (b)           (c)                   (d)                           (e)
                                                           NUMBER OF SECURITIES
                             NUMBER OF                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                             SECURITIES                       OPTIONS AT 2000           IN-THE-MONEY OPTIONS AT
                             UNDERLYING                         YEAR-END(#)                2000 YEAR-END($)
                             EXERCISED       VALUE      ---------------------------   ---------------------------
NAME                         OPTIONS(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ----------   -----------   -----------   -------------   -----------   -------------
H. Edward Hanway...........   161,651      4,054,934      236,209        436,166      12,425,863     25,629,597
Wilson H. Taylor...........   590,146     19,731,778      563,371        548,813      31,320,829     23,298,063
James G. Stewart...........   165,310      3,376,325      258,463        360,560      16,443,696     21,007,887
Thomas C. Jones............    89,603      4,474,114       56,329        119,991       2,763,438      5,590,385
William M. Pastore.........   119,699      5,240,928       37,810        119,105       1,903,319      4,753,497

              LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL YEAR 2000

This table provides information about long-term incentive awards granted in 2000 to the named executive officers.

                                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                                                   NON-STOCK PRICE BASED PLANS
                                                               -----------------------------------
                 (a)                    (b)         (c)           (d)          (e)          (f)
                                       NUMBER      PERIOD
                                         OF        UNTIL       THRESHOLD                  MAXIMUM
NAME                                   UNITS     MATURATION       ($)       TARGET($)       ($)
----                                   ------    ----------    ---------    ---------     -------
H. Edward Hanway.....................  34,670     3 years          *        2,600,250    6,934,000
Wilson H. Taylor.....................  33,335     3 years          *        2,500,125    6,667,000
James G. Stewart.....................  12,670     3 years          *          950,250    2,534,000
Thomas C. Jones......................  11,000     3 years          *          825,000    2,200,000
William M. Pastore...................  10,000     3 years          *          750,000    2,000,000

------------------------
* The discussion below explains the minimum amount payable under the CIGNA Long-Term Incentive Plan.

CIGNA provides long-term incentives to executive officers and other key employees by awarding them strategic performance units, called "SPUs", under the Long-Term Incentive Plan. The value of SPUs is based on CIGNA's achievement over a three-year period of financial and strategic performance objectives in comparison to a group of competitors that overall have business lines similar to CIGNA's.

The People Resources Committee assigns a value to SPUs by:

 -- Comparing CIGNA's return on equity for each year in the three-year performance period to the average return on equity of the group of competitors;

 -- Assigning points from zero, if CIGNA's return on equity is five or more percentage points below the competitors, to 100, if five or more percentage points above the competitors (the Committee may reduce any year's point total by up to 10 points); and

 -- Translating the combined three-year point score into dollars using a conversion formula established by the Committee when the SPUs are awarded.

The Committee has discretion to reduce the dollar value of each unit by up to $25, based on its judgment regarding strategic and financial performance during the period. The final dollar value of each unit may be from zero to $200. The Committee sets a target value for units when they are awarded, which is the target to be paid when CIGNA's three-year return on equity equals the competitors. The target is currently $75 per unit.

If within two years after a change of control of CIGNA an employee is terminated, or resigns because of certain adverse changes in employment conditions, that employee must be paid within 30 days for all SPU awards not yet valued and paid. The dollar value of each SPU would be the greatest of:

 --   the target value;

 --   the value for a unit paid in the preceding twelve-month period; or

 --   the average of the unit values for the last two unit payments.

No payment is made to an employee terminated after conviction of a felony involving fraud or dishonesty directed against CIGNA.

                               PENSION PLAN TABLE

The CIGNA Pension Plan provides two methods of determining retirement benefits. Messrs. Hanway, Taylor and Stewart, and most other employees hired before January 1, 1989 participate in Part A of the Plan. This table shows annual retirement benefits under Part A (before the Social Security offset of 50% of an individual's annual primary Social Security benefit) under a straight life annuity, computed assuming the recipient retires at age 65 after specified years of service and earnings.

                                                          YEARS OF SERVICE
                                                          ----------------
REMUNERATION                         15            20            25            30            35
------------                         --            --            --            --            --
$ 200,000......................  $   60,000    $   80,000    $  100,000    $  120,000    $  140,000
  600,000......................     180,000       240,000       300,000       360,000       420,000
 1,000,000.....................     300,000       400,000       500,000       600,000       700,000
 1,400,000.....................     420,000       560,000       700,000       840,000       980,000
 1,800,000.....................     540,000       720,000       900,000     1,080,000     1,260,000
 2,200,000.....................     660,000       880,000     1,100,000     1,320,000     1,540,000
 2,600,000.....................     780,000     1,040,000     1,300,000     1,560,000     1,820,000
 3,000,000.....................     900,000     1,200,000     1,500,000     1,800,000     2,100,000
 3,400,000.....................   1,020,000     1,360,000     1,700,000     2,040,000     2,380,000
 3,800,000.....................   1,140,000     1,520,000     1,900,000     2,280,000     2,660,000
 4,200,000.....................   1,260,000     1,680,000     2,100,000     2,520,000     2,940,000
 4,600,000.....................   1,380,000     1,840,000     2,300,000     2,760,000     3,220,000
 5,000,000.....................   1,500,000     2,000,000     2,500,000     3,000,000     3,500,000
 5,400,000.....................   1,620,000     2,160,000     2,700,000     3,240,000     3,780,000
 5,800,000.....................   1,740,000     2,320,000     2,900,000     3,480,000     4,060,000
 6,200,000.....................   1,860,000     2,480,000     3,100,000     3,720,000     4,340,000
 6,600,000.....................   1,980,000     2,640,000     3,300,000     3,960,000     4,620,000

Under Part A, annual retirement benefits are based upon:

 -- the employee's earnings (generally, average annual earnings over the final 36 months of service);

 --   an annual accrual rate of 2%;

 --   length of credited service (up to a maximum of 30 years); and

 --   age at retirement.

Mr. Jones, Mr. Pastore and other employees hired on or after January 1, 1989 participate in Part B of the Pension Plan.

Pension benefits under Part B equal the sum of an employee's accumulated annual benefit and quarterly interest credits. Annual benefit credits are based on age, years of credited service and earnings. Quarterly interest credits are based on U.S. Treasury bond rates.

The estimated annual benefit under Part B for Mr. Jones upon his retirement from CIGNA at age 65 is $232,000 and for Mr. Pastore, $242,000. These estimates assume level compensation until retirement, U.S. Treasury bond rate of 6.5%, current plan formulas and regulatory environment, and payout under a straight life annuity. These Part B benefits may be paid at or after separation from service in cash in a lump sum or in an annuity form.

Covered earnings under both Part A and Part B include salary and bonuses, but not long-term incentive plan payouts or any other incentive awards. Salary and bonus information for the named executive officers is in columns (c) and (d) of the summary compensation table on page 15.

As of March 1, 2001, the named executive officers had the following years of credited service: Mr. Taylor, 35 years; Mr. Hanway, 23 years; Mr. Stewart, 35 years; Mr. Jones, 7 years; and Mr. Pastore, 5 years. (Messrs. Taylor and Stewart earned additional years of credited service pursuant to retention agreements that vested in 2000.)

If Mr. Jones and Mr. Pastore continue their employment with CIGNA until age 55 and comply with contractual obligations to CIGNA, which include obligations not to compete and to maintain confidentiality of business information, they will receive supplemental pension benefits from CIGNA. Mr. Jones will receive additional annual benefit credits under Part B of the Pension Plan. The estimated annual benefit under this supplemental arrangement upon his retirement from CIGNA at age 65 is $167,000. Mr. Pastore's supplemental pension benefit is based on the pension accrual formula of his former employer and covered earnings under the CIGNA plan. The estimated annual benefit under this supplemental arrangement upon his retirement from CIGNA at age 65 is $445,000. These estimates are based on the same assumptions as those described above to calculate their annual benefits under Part B.

The CIGNA Pension Plan (Part A and Part B) cannot be terminated, or benefit accruals reduced, for a three-year period following a change of control of CIGNA. If Part A is terminated in the fourth or fifth year following a change of control, additional benefits will be provided to participants, including an immediate 10% increase to persons receiving benefits and an annual 3% increase in benefits beginning at age 65. In addition, participants in Part A and Part B who are terminated, other than for cause, within three years following a change of control will receive certain benefits. Participants in Part A will receive up to three years of additional service credit and a floor amount of final average earnings based on their level of earnings when a change of control occurred. Participants in Part B will receive a special benefit credit for the year of termination equal to a percentage of adjusted eligible earnings.

                           TERMINATION OF EMPLOYMENT

CIGNA employees are entitled to severance benefits under certain circumstances, but not if they are terminated for cause or resign. Severance benefits include payments equal to the employee's salary rate at termination for a specified period based on the employee's years of service. The period is generally two to 52 weeks, but it is 13 to 104 weeks if the employee is terminated within two years after a change of control of CIGNA.

An employee terminated because of job elimination or within two years after a change of control of CIGNA also receives a supplemental payment equal to:

 -- For a termination from January 1 to March 31 -- the average of the bonuses paid during the two years before the year of termination, offset by any bonus paid in the year of termination;

 -- For a termination from April 1 to December 31 -- the average of the bonuses paid for the two years before the year of termination, prorated to reflect actual months worked in the year of termination; and

 --   The value of restricted CIGNA stock forfeited upon termination.

Executive level employees (including the named executive officers) who are terminated within two years after a change of control will receive:

 -- Payments, at the salary rate in effect at termination (regardless of years of service), for 156 weeks for senior executives (including the named executive officers) and 104 weeks for other executives;

 -- The higher of the bonus actually received for the preceding calendar year or the amount of the annual incentive bonus guideline applicable to the employee under the Corporation's incentive bonus plan immediately before the change of control multiplied by three for senior executives (including the named executive officers) and by two for other executives; and

 --   The value of restricted CIGNA stock forfeited upon termination.

If within two years after a change of control certain changes affect an executive level employee, and he or she then resigns following written notification to CIGNA, the resignation will be treated as a termination after a change of control. The covered changes are any reduction in compensation; any material reduction in authority, duties or responsibilities; or a relocation of the executive's office more than 35 miles from its location on the date of the change of control.

Executive level employees who are terminated as a result of conviction of a felony involving fraud or dishonesty directed against CIGNA will not receive the payments described above.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report of the People Resources Committee and the performance graph on page 25 have been prepared only for the purpose of this proxy statement. Neither shall be incorporated, in whole or in part, in any other CIGNA filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The functions performed by the People Resources Committee are described on page
10. All members of the Committee are outside directors.

SUMMARY

The main objective of CIGNA's executive compensation program is to pay for performance that increases shareholder value. CIGNA pays executives through:

 --   base salary

 --   annual bonus

 --   long-term incentives

Each is described below under "Elements of the Compensation Package."

Annual bonus and long-term incentives vary based on competitive and absolute performance versus plan goals. Amounts are not guaranteed to any named executive because they are tied to CIGNA's business results. The annual bonus recognizes short-term business results and individual performance. Long-term incentives for the named executive officers are based upon sustained corporate-wide results, linked directly to shareholder value creation.

PROGRAM DESCRIPTION

For each senior executive, CIGNA establishes total pay targets based on median compensation levels for executives in comparable positions in similarly sized companies. In making comparisons, we consider a significant number of companies, including most of the companies in the S&P Insurance/Managed Care Indexes shown in the performance graph on page 25. Using these total pay targets, the Committee determines the appropriate competitive mix of compensation that will motivate the executives to achieve CIGNA's performance and strategic objectives.

The Committee regularly monitors CIGNA's compensation program, keeping in mind the company's strategic goals as well as industry practices and trends. We modify the program when we believe a change will promote shareholder interests. For example, the stock option program was changed several years ago to provide that an executive who becomes employed by a competitor or engages in other activities deemed to be detrimental to CIGNA may forfeit certain gains realized from exercising options.

We expect CIGNA executives to demonstrate confidence in the company's future by owning a substantial amount of CIGNA stock. In particular, we expect the named executive officers to own stock valued at between five and seven times their salaries. The Committee reviews ownership levels annually.

We intend compensation paid to the named executive officers to be fully tax-deductible to the company.

ELEMENTS OF THE COMPENSATION PACKAGE

Base Salary

Base salary provides competitive annual compensation that reflects the scope and nature of basic job responsibilities. The Committee will grant a salary increase, if appropriate, based on an individual's performance and an assessment of whether the current salary is competitive relative to executives in comparable positions at similarly sized companies.

Annual Bonus

Named executive officers who are covered under Section 162(m) of the Internal Revenue Code earn awards under the shareholder-approved CIGNA Executive Incentive Plan. The Plan was designed to motivate these officers with competitive awards based upon achievement of competitive financial and operational goals. The Plan limits award amounts and complies with Section 162(m) of the Internal Revenue Code. The Plan does not pay awards unless CIGNA attains certain objective performance goals.

Mr. Taylor retired before year end, and his bonus for 2000, along with annual bonus awards for other employees recognizes contributions to annual business results as measured against competitors and against CIGNA's operational plans. In particular, we assess corporate-wide, business unit, and individual performance in relation to the following major factors, listed in order of importance: earnings, revenue growth and cost management. Financial results must be achieved within the context of customer service, quality and financial integrity standards. We generally reward performance that meets CIGNA's operational plans and equals the results of the competition with a bonus that is equal to median bonus levels at other large companies. Better or worse performance can result in a bonus that is higher or lower than the median. An individual's bonus, reflecting personal contribution to business results, can range from 0 to 200% of the competitive median.

Long-Term Incentives

CIGNA offers long-term incentives to its executives under the CIGNA Long-Term Incentive Plan described beginning on page 18. These incentives may include Strategic Performance Units, restricted stock and stock options. In making long-term incentive awards in 2000, we intended to focus management on competitively superior long-term results, to align executives' interests with shareholder interests, to ensure that CIGNA executives have incentive opportunities comparable to their counterparts at CIGNA's competitors, and to motivate key executives to remain with the company. CIGNA's stock options typically have terms of ten years and vesting periods of up to three years.

CEO COMPENSATION

Mr. Hanway's overall compensation package acknowledges a record of significant increases in CIGNA's share value (as shown on the performance graph on page 25), as well as:

 -- achievement of continued operating performance improvements in our key health care businesses;

 --   people strengthening; and

 -- investments in technology and e-commerce that are expected to have a positive impact on future earnings.

Approximately 90% of Mr. Hanway's total pay opportunity is variable compensation (such as bonuses and stock options). It is at risk and tied to competitive corporate business results. Approximately one-third of his total compensation opportunity is based on annual competitive business performance; over half is tied to long-term, sustained competitively superior corporate-wide results. Mr. Hanway's total compensation opportunity (as well as the individual base salary and variable compensation components) is consistent with the total compensation opportunity for CEOs of comparable sized companies.

The Committee considers several factors to assess the performance of CIGNA and Mr. Hanway:

 --   profitability of each business unit;

 --   profit improvement;

 --   growth in revenue from profitable products/services;

 --   expense management;

 --   customer service; and

 -- specific measures that vary by business activity, such as profit margin and membership growth in the health care business and profitable asset growth in the pension business.

Mr. Hanway's compensation package for 2000 is itemized in the summary compensation table on page 15. (His payment in 2000 under the Long-Term Incentive Plan for the three-year period ending December 31, 1999 is included in the 1999 column of the table.) What follows is an explanation of how the Committee arrived at the amounts of the various components.

2000 Bonus. Mr. Hanway was awarded a bonus because CIGNA exceeded the objective financial performance goals established under the CIGNA Executive Incentive Plan. Specific issues that the Committee considered included CIGNA's competitively superior earnings growth and earnings per share performance.

Payment under Long-Term Incentive Plan. The Committee approved a formula-generated value of $200 for each Strategic Performance Unit awarded in 1997. This amount, which reflects CIGNA's superior performance over the period from 1997 to 1999 compared to the peer group, was distributed in cash to Mr. Hanway and the other named executives because they met CIGNA's stock ownership guidelines (five to seven times salary).

Stock options. Mr. Hanway received options to recognize the financial results achieved in 1999 and to link his future compensation opportunity to the creation of additional shareholder value.

PEOPLE RESOURCES COMMITTEE:
          Louis W. Sullivan, M.D., Chairman
          Charles R. Shoemate
          Harold A. Wagner
          Carol Cox Wait
          Marilyn Ware

                               PERFORMANCE GRAPH

The following graph, which covers the five-year period ending December 29, 2000, compares the cumulative total shareholder return (assuming reinvestment of dividends) on CIGNA's common stock with the cumulative total shareholder return on (i) the Standard and Poor's (S&P) 500 Index and (ii) a weighted average of the S&P Managed Care and Life/Health Insurance Indexes.

                 FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN*

                               PERFORMANCE GRAPH

----------------------------------------------------------------------------------------------------------------
                                     12/29/95     12/31/96     12/31/97     12/31/98     12/31/99     12/29/00
----------------------------------------------------------------------------------------------------------------
 CIGNA                                 $100         $136         $175         $239         $253         $420
 S&P 500 Index                         $100         $123         $164         $211         $255         $232
 S&P Managed Care, Life/Health
   Ins. Indexes**                      $100         $100         $114         $108         $ 94         $148

 * Assumes that the value of the investment in CIGNA common stock and each index was $100 on December 29, 1995 and that all dividends were reinvested.

** Weighted average of S&P Managed Care (75%) and Life/Health Insurance (25%)
   Indexes.

                         COMPLIANCE WITH SECTION 16(a)
                  BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

CIGNA's directors and executive officers are required to file reports of their holdings and transactions in CIGNA securities with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and representations from our executive officers and directors, we believe that all reports due in 2000 were filed as required.

                            LARGEST SECURITY HOLDERS

This table lists the only shareholders that we know beneficially owned more than five percent of CIGNA's common stock as of December 31, 2000. We prepared the table using information from Schedules 13G filed by the beneficial owners listed and other sources.

                                                  AMOUNT AND NATURE OF
                                                  BENEFICIAL OWNERSHIP              PERCENT OF CLASS
   NAME AND ADDRESS OF BENEFICIAL OWNER             AS OF 12/31/2000                 AS OF 12/31/00
 -------------------------------------------------------------------------------------------------------
 FMR Corporation                                       14,144,221                          9.3%
 82 Devonshire Street
 Boston, MA 02109-3605
 -------------------------------------------------------------------------------------------------------
 Putnam Investments Management, LLC and                 9,279,617                          6.1%
 The Putnam Advisory Company, LLC
 One Post Office Square
 Boston, MA 02109

 -- FMR Corporation reported on Schedule 13G that it held these shares for the accounts of discretionary clients. These clients have the right to receive dividends and any proceeds from the sale of these shares. FMR reported sole voting power as to 1,514,243 shares, shared voting power as to none of these shares, and sole dispositive power as to all of these shares. FMR reported to the Securities and Exchange Commission that it acquired its shares in the ordinary course of business with no intention of influencing control of CIGNA.

 -- A wholly owned subsidiary of Marsh & McClennan Companies, Inc., Putnam Investments, LLC, owns two registered investment advisers: Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. On a consolidated Schedule 13G, they reported to the Securities and Exchange Commission that these shares were acquired in the ordinary course of business with no intention of influencing control of CIGNA.

      -- Putnam Investment Management, LLC is the investment adviser to the Putnam family of mutual funds. It reported that it has shared dispositive power as to 7,698,610 shares and neither sole nor shared voting power as to any of these shares. The trustees of the various Putnam mutual funds have voting power over the shares held by each fund.

      -- Putnam Advisory Company LLC is the investment adviser to Putnam's institutional clients. It reported that it has shared dispositive power as to 1,581,007 shares, and shared voting power as to 670,576 shares.

                             SOLICITATION EXPENSES

CIGNA will bear the cost of soliciting your proxy. We will enlist the help of banks and brokerage houses in soliciting proxies from their customers, and reimburse them for their out-of-pocket expenses. In addition, we have engaged Georgeson Shareholder Communications, Inc. to assist in soliciting proxies. Georgeson will receive a fee of approximately $20,000 plus reasonable out-of-pocket expenses for this work.

Proxies will be solicited personally, through the mail, by telephone, or via the Internet. Directors, officers, employees, and agents of CIGNA or its subsidiaries may assist in solicitation efforts.

                              2002 ANNUAL MEETING

The 2002 Annual Meeting will be Wednesday, April 24, 2002 at a time and location to be announced later. The board may change this date if necessary.

CIGNA's Corporate Secretary must receive a shareholder proposal by November 23, 2001 for the proposal to be eligible for inclusion in our proxy materials for the next annual meeting. Shareholders can present other proposals from the floor of the annual meeting only if the Corporate Secretary receives notice and certain information before January 24, 2002. Any shareholder who wishes to introduce a proposal should consult CIGNA's by-laws and applicable proxy rules of the Securities and Exchange Commission.

If you wish to nominate someone for the board of directors, you must notify the Corporate Secretary before January 24, 2002. The notice must include certain information, specified in the by-laws, about yourself and your nominee(s). Each nominee must also provide the Corporate Secretary with written consent to serve if elected.

                                              CAROL J. WARD, Corporate Secretary

                                                                      APPENDIX A

AUDIT COMMITTEE

Purpose

RESOLVED, That the Audit Committee shall review and report to the Board regarding:

 --   The appropriateness of the Corporation's accounting policies.

 -- The adequacy of the Corporation's internal controls and reliability of the Corporation's financial information reported to the public.

 --   The Corporation's compliance with legal and regulatory requirements.

 -- The independence and performance of the Corporation's internal auditors and Independent Accountants.

Composition

RESOLVED, That the Audit Committee shall be appointed by the Board and shall have at least three members. All members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

Matters Pertaining to Independent Accountants

RESOLVED, That the Independent Accountants shall have ultimate accountability to the Audit Committee and the Board of Directors.

RESOLVED, That the Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Accountants.

RESOLVED, That the Audit Committee shall:

 -- Review the terms of the engagement of the Independent Accountants, including the scope of their audit, proposed fees and personnel qualifications. Periodically review information from the Independent Accountants pertaining to the Independent Accountants' independence, discuss such information with the Independent Accountants and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of such independence. Review quarterly the results with the Independent Accountants before filing with the Securities and Exchange Commission or authorize the Audit Committee Chairman to conduct such a review.

 -- Review with the Independent Accountants and management the results of the Independent Accountant's year-end audit. Review the Independent Accountant's Annual Report on Internal Controls with the Independent Accountants and management. Receive and review required communications from the Independent Accountants.

Matters Pertaining to the General Auditor

RESOLVED, That the Audit Committee shall:

 -- Review with the General Auditor the Corporation's major financial and business risk exposures and steps taken to monitor and control such exposures.

 -- Review with the General Auditor planned Internal Audit activities and the results of Internal Audit activities.

Matters Pertaining to Filings with Government Agencies

RESOLVED, That the Audit Committee shall:

 -- Review with the Independent Accountants and management the Corporation's Form 10-K, and, if satisfied, recommend its approval to the Board for filing with the Securities and Exchange Commission.

 -- Review with management the Corporation's proxy statement and related materials, and, if satisfied, recommend their approval to the Board for filing with the Securities and Exchange Commission.

Controls

RESOLVED, That the Audit Committee shall:

 -- Review with management and the General Auditor the adequacy and effectiveness of the Corporation's internal controls.

 -- Review the Corporation's procedures with respect to appropriateness of significant accounting policies and adequacy of financial controls.

Compliance and Legal Matters

RESOLVED, That the Audit Committee shall:

 --   Review and monitor the Corporation's Compliance Program.

 -- Review with the Corporation's General Counsel material litigation and other legal matters as appropriate.

Other Matters

RESOLVED, That in order to carry out and effectuate the purposes of the foregoing resolutions, the Audit Committee shall have authority as it deems necessary to confer with the Corporation's Independent Accountants, Internal Auditors and Officers and to conduct or authorize investigations into any matters within the scope of the Committee's responsibilities.

Charter Review

RESOLVED, That the Audit Committee shall reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval.

                        THE VILLANOVA CONFERENCE CENTER
                              601 County Line Road
                                Radnor, PA 19087

[Map]

DIRECTIONS BY CAR:

FROM NEW YORK AND NEW ENGLAND: Take the New Jersey Turnpike to Exit 6 (Pennsylvania Turnpike exit). Follow the Pennsylvania Turnpike to Exit 25A (Mid-County Interchange). Take the 2nd exit ramp (I-476 south/Chester). Take I-476 South to Exit 6 (Philadelphia/Valley Forge/Conshohocken). Take Exit 6 (Route 23/Conshohocken). At the traffic light, turn left onto Matsonford Road. At the intersection of Matsonford and County Line Roads (about 1.4 miles) turn left onto County Line Road. The Conference Center is the 2nd entrance on the right.

FROM THE WEST: Take the Pennsylvania Turnpike to Exit 24 (Valley Forge/Route
76). Take Route 76 East to the Gulph Mills Exit. At the bottom of the exit ramp, turn right onto Route 320. Follow Route 320 South. At third traffic light, turn right onto Matsonford Road. At the intersection of Matsonford and County Line Roads (about 1.4 miles) turn left onto County Line Road. The Conference Center is the 2nd entrance on the right.

FROM THE SOUTH: Take I-95 North to Exit 7 (I-476 North/Plymouth Meeting). Take I-476 North to Exit 5 (US 30-St. Davids/Villanova). At the bottom of the ramp, continue straight onto King of Prussia Road. At the 2nd set of traffic lights, turn right onto Matsonford Road. Continue on Matsonford Road approximately one-half mile and turn right into The Villanova Conference Center entrance.

FROM THE EAST: Take Route 76 West to the Gulph Mills Exit. At the end of the off ramp, turn left at the stop sign. Stay to the left and at the next intersection (Route 320) turn left. Follow Route 320 to the 3rd traffic light. Turn right onto Matsonford Road. At the intersection of Matsonford and County Line Roads (about 1.4 miles) turn left onto County Line Road. The Conference Center is the 2nd entrance on the right.

FROM THE AIRPORT: When leaving the airport, follow the signs for I-95 South. Take I-95 South to Exit 7 (I-476 North/Plymouth Meeting). Take I-476 North to Exit 5 (US 30-St. Davids/Villanova). At the bottom of the ramp, continue straight onto King of Prussia Road. At the 2nd set of traffic lights, turn right onto Matsonford Road. Continue on Matsonford Road approximately one-half mile and turn right into The Villanova Conference Center entrance.

                          PROXY/VOTING INSTRUCTION CARD
                                CIGNA CORPORATION

                 THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED
                      ON BEHALF OF THE BOARD OF DIRECTORS

PROXY


     The undersigned hereby constitutes and appoints Robert A. Lukens, the Corporation's Assistant Corporate Secretary, and Carol J. Ward, the Corporation's Corporate Secretary, or either of them, proxies with full power of substitution and each of them is hereby authorized to represent the under-signed and vote all shares of the Corporation held of record by the undersigned on February 28, 2001 and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder (trustees) under the CIGNA 401(k) Plan and the Intracorp 401(k) Profit Sharing Plan at the Annual Meeting of Shareholders, to be held at The Villanova Conference Center, 601 County Line Road, Radnor, Pennsylvania on April 25, 2001, at 3:30 p.m. or at any adjournment thereof, on the matters set forth below:

1. ELECTION OF DIRECTORS, Nominees for terms expiring April 2004
    01. Robert H. Campbell, 02. Charles R. Shoemate, 03. Louis W. Sullivan, M.D.

2. RATIFY the Appointment of PricewaterhouseCoopers LLP as Independent Accountants.

In their discretion, upon such other matters as may properly come before the meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE SELECTIONS (EITHER ON THIS CARD OR ELECTRONICALLY), BUT YOU NEED NOT MAKE ANY SELECTIONS IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, SO LONG AS YOU SUBMIT YOUR PROXY.

IF YOU USE THIS CARD TO VOTE, YOU MUST SIGN IT ON THE REVERSE SIDE IN ORDER FOR YOUR VOTE TO BE COUNTED.

                                                                -----------
                                                                SEE REVERSE
                                                                    SIDE
                                                                -----------


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -




                                  [CIGNA LOGO]


                                CIGNA CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS


                                 APRIL 25, 2001
                                   3:30 P.M.

                        THE VILLANOVA CONFERENCE CENTER
                              601 COUNTY LINE ROAD
                              RADNOR, PENNSYLVANIA

     PLEASE MARK YOUR                                                   1671
[X]  VOTES AS IN THIS
     EXAMPLE.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


1.   Election of Directors. (see reverse)

                           FOR           WITHHELD
                           / /             / /

2. Ratify the Appointment of PricewaterhouseCoopers LLP as Independent Accountants.

                          FOR    AGAINST    ABSTAIN
                          / /      / /        / /

For, except vote withheld from the following nominee(s):

Mark here if you would like your voting instructions to be confidential pursuant to the procedures on confidential voting described in the Proxy Statement. Marking this box will not absolve you of any independent fiduciary or other legal obligation to report how you voted nor prevent the inspectors from disclosing your vote if required by law or if otherwise permitted by the procedures.

                             /    /


--------------------------------------------------------------------------------
Voting instructions for positions held in the CIGNA 401(k) Plan and the Intracorp 401(k) Profit Sharing Plan will be held confidential.
--------------------------------------------------------------------------------



Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



________________________________________________________________________________

________________________________________________________________________________
  SIGNATURE (S)                                                DATE


--------------------------------------------------------------------------------
     - FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE -



                                  [CIGNA LOGO]


Dear Shareholder:

We encourage you to take advantage of new and convenient ways to submit your proxy or voting instructions. You can do so through the Internet or by telephone. This would eliminate the need to return the attached Proxy/Voting Instruction Card.

To submit your proxy or voting instructions electronically you must use the control number printed in the box above, just below the perforation. The control number that appears in the box above must be used to access the system.

1.   To use the telephone:

     - On a touch-tone telephone call 1-877-779-8683 24 hours a day, 7 days a week.

     -    If you are outside of the United States or Canada, call
          1-201-536-8073.


2.   To use the Internet:

-    Log on to the Internet and go to the web site http://www.eproxyvote.com/ci

Your electronic submission authorizes the named proxies in the same manner as if you marked, signed, dated and returned the Proxy/Voting Instruction Card. Please refer to "How to Vote" in the proxy statement for additional information on submitting an electronic proxy or voting instructions.

If you choose to submit your proxy or voting instructions electronically, you need not mail back the Proxy/Voting Instruction Card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

[CIGNA LOGO]

[VOTE BY          Please click the Proceed button below to continue to the
NET GRAPHIC]      secure voting site.


                                [PROCEED BUTTON]

To upgrade to a secure browser, click one of the buttons below.

Microsoft(R) Internet Explorer

Netscape(R) Navigator

[CIGNA LOGO]

[VOTE BY          IF YOU HAVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION
NET GRAPHIC]      SHEET OR BALLOT, PLEASE VOTE THEM ONE AT A TIME.


                  [1] Enter the Voter Control Number.

                      --------------------------------

                  [2] Enter the last 4 digits of your U.S. Social Security
                      Number or U.S. Taxpayer Identification Number for this account.

                      -------

                  If you do not have a U.S. Social Security Number or a U.S. Taxpayer Identification Number for this account, please leave this box blank.

                  IMPORTANT: FOR YOUR VOTE TO BE CAST, THE VOTER CONTROL NUMBER AND THE LAST FOUR DIGITS OF THE U.S. SOCIAL SECURITY NUMBER OR U.S. TAXPAYER IDENTIFICATION NUMBER FOR THIS ACCOUNT MUST MATCH THE NUMBERS ON OUR RECORDS.

                  --------------------------------------------------------------
                  If you wish to receive an e-mail confirmation of your vote, enter your e-mail address below.

                  ---------------------------------------------


                  Please enter your e-mail address again for validation.

                  ---------------------------------------------


                                [PROCEED BUTTON]


Copyright(C) 2000 EquiServe. All rights reserved.

[CIGNA LOGO]

                   [Test Vote - Results will not be recorded]

[VOTE BY          WELCOME!
NET GRAPHIC]
                  Name Line
                  Address Line
                  City, State Zip Line


                                [PROCEED BUTTON]


Copyright(C) 2000 EquiServe. All rights reserved.

                   [Test Vote - Results will not be recorded]

[CIGNA LOGO]

                   [Test Vote - Results will not be recorded]

                          PROXY/VOTING INSTRUCTION CARD
                               CIGNA CORPORATION
    THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF
                                   DIRECTORS

The undersigned hereby constitutes and appoints Robert A. Lukens, the Corporation's Assistant Corporate Secretary, and Carol J. Ward, the Corporation's Corporate Secretary, or either of them, proxies with full power of substitution and each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on February 28, 2001 and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder (trustees) under the CIGNA 401(k) Plan and the Intracorp 401(k) Profit Sharing Plan at the Annual Meeting of Shareholders, to be held at The Villanova Conference Center, 601 County Line Road, Radnor, Pennsylvania on April 25, 2001, at 3:30 p.m. or at any adjournment thereof, on the matters set forth below:

1. ELECTION OF DIRECTORS, Nominees for terms expiring April 2004
01. Robert H. Campbell, 02. Charles R. Shoemate, 03. Louis W. Sullivan, M.D.

2. RATIFY the Appointment of PricewaterhouseCoopers LLP as Independent Accountants. In their discretion, upon such other matters as may properly come before the meeting.

VOTING INSTRUCTIONS FOR POSITIONS HELD IN THE CIGNA 401(k) PLAN AND THE INTRACORP 401(k) PROFIT SHARING PLAN WILL BE HELD CONFIDENTIAL.



                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                        "FOR" ALL NOMINEES FOR DIRECTOR.
                                "FOR" PROPOSAL 2.
--------------------------------------------------------------------------------
Check this box to cast your vote in accordance with the recommendations of the Board of Directors [ ]

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

                           For All Nominees   Withhold
                           Except As Noted    As To All
                                Below         Nominees
1. Election of Directors         [ ]             [ ]

Or, check the box for the Director(s) from whom you wish to withhold your vote:
  [ ] Robert H. Campbell   [ ] Charles R. Shoemate   [ ] Louis W. Sullivan, M.D.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                                                         For   Against   Abstain
2. Ratify the Appointment of PricewaterhouseCoopers LLP as Independent   [ ]     [ ]       [ ]
   Accountants.

--------------------------------------------------------------------------------
Check the box below, if the option applies to you.

    [ ] I would like my voting instructions to be confidential pursuant to the procedures on confidential voting described in the Proxy Statement. Marking this box will not absolve you of any independent fiduciary or other legal obligation to report how you voted nor prevent the inspectors from disclosing your vote if required by law or if otherwise permitted by the procedures.

To submit your vote please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked.)

                           [SUBMIT YOUR VOTE BUTTON]


Copyright(C) 2000 EquiServe. All rights reserved.

                   [Test Vote - Results will not be recorded]

[CIGNA LOGO]

                   [Test Vote - Results will not be recorded]


[VOTE BY          YOUR PROXY VOTE HAS BEEN RECORDED AS FOLLOWS:
NET GRAPHIC]
                  1. Election of Directors

                  FOR ALL NOMINEES

                  2. Ratify the Appointment of PricewaterhouseCoopers LLP as Independent Accountants.

                  FOR


                  Please review your vote. If this is incorrect, please use the Back button on your browser, change your vote and resubmit. If this is correct, please click the button below.

                                [PROCEED BUTTON]



Copyright(C) 2000 EquiServe. All rights reserved.

                   [Test Vote - Results will not be recorded]

[CIGNA LOGO]
                   [Test Vote - Results will not be recorded]

[VOTE BY          SUCCESS! YOUR VOTE HAS BEEN CAST AND WILL BE TABULATED BY
NET GRAPHIC]      EQUISERVE WITHIN 24 HOURS. Please take a moment to review the options below.


                  You can now vote another proxy card or exit to the Cigna Corporation's homepage or EquiServe's homepage.


                          [VOTE ANOTHER PROXY BUTTON]


Copyright(C) 2000 EquiServe. All rights reserved.

                   [Test Vote - Results will not be recorded]

                                CIGNA CORPORATION
                          2001 TELEPHONE VOTING SCRIPT

                   TOLL FREE: 1-877-PRX-VOTE OR 1-877-779-8683




1. Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2. Enter the Voter Control Number as it appears on the card followed by the pound sign.

3.   One moment please while we verify your information.

4. Enter the last four digits of the U.S. Social Security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.   The company that you are voting is CIGNA Corporation.

6. Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

7. To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.
         If 1, go to 8.
         If 2, go to 9.

8.   If you would like your voting instructions to be confidential press 1 (see
     A). If not press 2 (see B)

     (A): you have cast your votes as follows. You have voted in the manner recommended by the board of directors. To confirm your vote, press 1 (see
     A1). To cancel your vote, press 2 (see B1).

     (B): You have cast your votes as follows. You have voted in the manner recommended by the board of directors. To confirm your vote, press 1 (see
     A1). To cancel your vote press 2 (B1)

     (A1): Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1 (go to beginning). Otherwise please hang up and mark, sign and return your card in the envelope provided. Thank you for calling.

9. Item # 1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.

         If 1, go to 10.
         If 2, go to 10.
         If 3, go to DIRECTOR EXCEPTION.

                  --------------------------------------------------------------
                  DIRECTOR EXCEPTION

                  Enter the 2-digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or if you have completed voting on directors, press the pound key again.

                           If pound key entered twice, go to the next item. If valid nominee number, go to Next Nominee.

                  NEXT NOMINEE

                  To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.

                           If pound key entered twice, go to the next item. If valid nominee number, go to Next Nominee.

                  INVALID NOMINEE NUMBER

                  You have entered an invalid nominee number.

                           {Go to Next Nominee.}
                  --------------------------------------------------------------

10. Item # 2. To vote for, press 1; against, press 2; abstain, press 3. If 1, go to 11.
         If 2, go to 11.
         If 3, go to 11.

11.  See # 8.

               PLAYBACK {Playback the appropriate vote for this proxy card.}
               --------------------------------------------------------------

               DEFAULT PLAYBACK

               You have voted in the manner recommended by the Board of Directors.

               DIRECTOR PROPOSAL PLAYBACK

               VOTED FOR ALL NOMINEES: Item #. You have voted for all nominees.

               WITHHOLD FROM ALL NOMINEES: Item #. You have voted to withhold your vote from all nominees.

               WITHHOLD FROM INDIVIDUAL NOMINEES: Item #. You have voted for all nominees except for the following nominee numbers

               FOR/AGAINST/ABSTAIN PROPOSAL PLAYBACK

               Item # {For | Against | Abstain}
               --------------------------------------------------------------


               --------------------------------------------------------------
               INVALID CONTROL NUMBERS

               We are unable to authenticate the information that you entered.

               NO KEY PRESSED

               Go to the same item (repeat three times); otherwise, go to Error.

               INVALID NUMBER

               Go to the same item (repeat three times); otherwise, go to Error.

               ERROR

               We are unable to process your request at this time. Thank you for calling.

                    {Call ends.}
               --------------------------------------------------------------